SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2003

Sierra Health Services, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-8865	88-0200415
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2724 North Tenaya Way
Las Vegas, Nevada    89128
(Address of principal executive offices including zip code)

(702) 242-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure

On Tuesday, December 2, 2003, beginning at 9:30 a.m. Eastern Time, Sierra Health Services, Inc. will host a conference for research analysts and institutional investors. The conference will be held at the New York Palace Hotel, 455 Madison Avenue, New York, New York. Retail investors and members of the general public may access a web simulcast of the conference by visiting the Investors page at www.sierrahealth.com.

Anyone listening to Sierra management presentations will be presumed to have read Sierra's Annual Report on Form 10-K/A for the year ended December 31, 2002, and Quarterly Reports on Form 10-Q/A for the period ended March 31, 2003 and on Form 10-Q for the periods ended June 30, 2003 and September 30, 2003. Listeners should review cautionary statements under "Management's Discussion and Analysis of Financial Condition" and "Results of Operations."

Any statements made or issued that are not historical facts are forward-looking and should be considered in connection with certain cautionary statements contained in our Annual Report on Form 10-K/A for the year ended December 31, 2002. Such statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and identify important risk factors that could cause our actual results to differ materially from those expressed in any projected, estimated or forward-looking statements relating to Sierra.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA HEALTH SERVICES, INC.

(Registrant)

Date: November 26, 2003

/S/ PAUL H. PALMER

Paul H. Palmer
Senior Vice President Chief Financial Officer and Treasurer (Chief Accounting Officer)